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EXHIBIT 99.1

PPOL, Inc.

INVESTOR RELATIONS CONTACTS:
----------------------------
Ina McGuinness/Zachary Bryant
zbryant@lhai.com
Lippert/Heilshorn & Associates
(310) 691-7100

FOR IMMEDIATE RELEASE
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                        PPOL LICENSES U.S. MIDDLEWARE FOR
                         EXCLUSIVE DISTRIBUTION IN JAPAN


ORANGE, CALIF. (JUNE 1, 2004) - In keeping with PPOL, Inc.'s (OTCBB: PPLC) new growth strategy, the Company today announced it has signed a licensing and exclusive distribution agreement with Object Innovation, Inc., a Florida-based, privately held provider of information technology systems.

Under the terms of the agreement, PPOL will license Object Innovation's BridgeGate software, a Transformation and Exchange Infrastructure (TEI) that allows disparate data systems to be rapidly connected together to share data, without requiring major changes on either end, and which transforms that data from any format into any other format. To cater to the Japanese market, a Japanese version of BridgeGate will be developed.

Additionally, PPOL has agreed to make an investment of $300,000 in the form of purchasing 1,500 shares of Object Innovation's common stock, representing 15% of Object Innovation's equity, subject to a certain vesting .schedule tied to revenues derived on the sale of the BridgeGate software by PPOL.

"We are pleased that Object Innovation has chosen to partner with us for distribution of their technology in Japan and anticipate great success as evidenced by our capital investment in the company," said Nobuo Takada, Chairman and Chief Executive Officer of PPOL. "Our development team is currently working on translation and preparation of this software for launch in the Japanese market and look forward to initiating distribution of the technology this summer."

PPOL is in the process of establishing a wholly owned subsidiary in Japan to market and distribute BridgeGate and other technology, for which it plans to acquire exclusive Japanese distribution rights. The new subsidiary will recruit seasoned veterans from other technology companies in Japan to lead its marketing and distribution efforts in Japan.

Under the terms of the agreement, PPOL can start marketing the products beginning July 15, 2004.



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ABOUT PPOL
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PPOL, Inc. is a California-based holding company whose primary asset, heretofore, is AJOL of Tokyo, Japan. AJOL sponsors and promotes the expansion of its membership organization, Acube, through conferences and speaking engagements conducted by AJOL's President and CEO, Yoshihiro Aota. In addition, through their own interactions Acube members spread the word about MOJICO hardware and drive growth of related services. Many members serve as MOJICO hardware distributors and develop membership businesses featuring interaction and distribution of related products and services among all members. Through the use AJOL's MOJICO hardware, members can network and communicate using hand-written Japanese characters, including Kanji whose full meaning cannot be adequately communicated through the present fonts of a computer. Members across Japan use the service to find other subscribers to establish interpersonal relationships, and access other services such as insurance unique to Acube, mail order purchases, the handling of partner-affiliated services, event planning, as well as products and services offered under AJOL's Kamome brand. In April 2004, PPOL announced its new strategy to grow the Company through the early stage identification of proven and promising low-cost target U.S.- and European-developed technologies that it can be quickly introduced into Japan thereby creating a significant lead over competitors. Via PPOL's network in Japan, software products can be localized and sold with local support provided either by PPOL staff or its marketing partners.

Certain information contained herein includes information that is forward-looking. The matters referred to in forward-looking statements may be affected by the risks and uncertainties involved in the Company's business. These forward-looking statements are qualified in their entirety by the cautionary statements contained in the Company's Securities and Exchange Commission filings. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this news release, and PPOL undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as required under applicable laws.

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